                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 XCARE.NET, INC.

                                       AND

                             INTEGRATED MEDIA, INC.

                                       AND

                                  ALAN HOCHMAN

                            -------------------------


                        RELATING TO THE PURCHASE OF 100%

                 OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF

                             INTEGRATED MEDIA, INC.

                            -------------------------





                                NOVEMBER 29, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I PURCHASE AND SALE OF COMPANY CAPITAL STOCK..................................................................1

         1.1      Purchase and Sale...................................................................................1
         1.2      Consideration.......................................................................................2
         1.3      Closing.............................................................................................2
         1.4      No Further Ownership Rights in Shares...............................................................2
         1.5      Taking of Necessary Action; Further Action..........................................................2
         1.6      Accounting Consequences.............................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER..........................................2

         2.1      Organization of the Company.........................................................................3
         2.2      Subsidiaries........................................................................................3
         2.3      Company Capital Structure...........................................................................3
         2.4      Authority...........................................................................................4
         2.5      No Conflict.........................................................................................4
         2.6      Consents............................................................................................4
         2.7      Financial Statements................................................................................4
         2.8      Accounts Receivable.................................................................................5
         2.9      No Undisclosed Liabilities..........................................................................5
         2.10     No Changes..........................................................................................5
         2.11     Tax Matters.........................................................................................7
         2.12     Restrictions on Business Activities.................................................................9
         2.13     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.....................10
         2.14     Intellectual Property..............................................................................10
         2.15     Agreements, Contracts and Commitments..............................................................12
         2.16     Interested Party Transactions......................................................................14
         2.17     Compliance with Laws...............................................................................15
         2.18     Litigation.........................................................................................15
         2.19     Minute Books.......................................................................................15
         2.20     Powers of Attorney.................................................................................15
         2.21     Insurance..........................................................................................15
         2.22     Warranty...........................................................................................16
         2.23     Employees..........................................................................................16
         2.24     Employee Benefits..................................................................................17
         2.25     Environmental Matters..............................................................................18
         2.26     Certain Business Relationships With Affiliates.....................................................19
         2.27     Absence of Broker or Finder; No Broker or Finder Fees..............................................20
         2.28     Customers and Suppliers............................................................................20
         2.29     Prepayments, Prebilled Invoices and Deposits.......................................................20
         2.30     Banking Facilities.................................................................................20
         2.31     No Expropriation...................................................................................21
         2.32     Fees and Expenses..................................................................................21


                                TABLE OF CONTENTS
                                  (Continued)


                                                                                                                   PAGE
                                                                                                                   ----
         2.33     Disclosure.........................................................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER........................................................21

         3.1      Ownership of Shares................................................................................21
         3.2      Tax Matters........................................................................................22
         3.3      Absence of Claims by Shareholder...................................................................22
         3.4      Authority..........................................................................................22
         3.5      No Conflict........................................................................................22
         3.6      Brokers or Finders Fees............................................................................22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................................23

         4.1      Organization of Purchaser..........................................................................23
         4.2      Authority..........................................................................................23
         4.3      SEC Filings........................................................................................23
         4.4      No Conflict........................................................................................23
         4.5      Litigation.........................................................................................24
         4.6      Brokers' and Finders' Fees.........................................................................24

ARTICLE V CLOSING DOCUMENTS..........................................................................................24

         5.1      Documents Delivered by the Company and the Shareholder at Closing..................................24
         5.2      Documents Delivered by the Purchaser at Closing....................................................25

ARTICLE VI INDEMNIFICATION; SURVIVAL OF REPRESENTATION AND WARRANTIES................................................25

         6.1      Indemnification of the Purchaser...................................................................25
         6.2      Survival...........................................................................................26
         6.3      Indemnification of Shareholder.....................................................................26
         6.4      Survival...........................................................................................26
         6.5      Method of Asserting Claims Relating to Third Party Actions.........................................27
         6.6      Limitations........................................................................................28

ARTICLE VII MISCELLANEOUS............................................................................................29

         7.1      Post-Closing Tax Matters...........................................................................29
         7.2      Press Releases and Announcements...................................................................29
         7.3      No Third Party Beneficiaries.......................................................................29
         7.4      Entire Agreement...................................................................................29
         7.5      Certain Definition.................................................................................29
         7.6      Succession and Assignment..........................................................................30
         7.7      Counterparts.......................................................................................30
         7.8      Headings...........................................................................................30
         7.9      Notices............................................................................................30
         7.10     Governing Law......................................................................................31
         7.11     Arbitration of Disputes Venue......................................................................31
         7.12     Amendments and Waivers.............................................................................31
         7.13     Severability.......................................................................................31

                                TABLE OF CONTENTS
                                  (Continued)



                                                                                                                   PAGE
                                                                                                                   ----
         7.14     Expenses...........................................................................................31
         7.15     Construction.......................................................................................32
         7.16     Incorporation of Exhibits and Schedules............................................................32

                                    EXHIBITS
                                    --------

Employment Agreement                                                                                                  A

Escrow Agreement                                                                                                      B

Opinion of Kronish Lieb Weiner & Hellman LLP, counsel to the Company and the Shareholder                              C

Non-Foreign Tax Certificate                                                                                           D




                                    SCHEDULES
                                    ---------
Disclosure Schedule

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of November 29, 2000, by and among XCare.net, Inc., a Delaware corporation (the "PURCHASER"), Integrated Media, Inc., a New York corporation (the "COMPANY") and Alan Hochman (the "SHAREHOLDER")

                                    RECITALS

     A. The Purchaser desires to acquire all of the issued and outstanding capital stock of the Company, all of which capital stock is owned by the Shareholder, upon the terms and subject to the conditions set forth in this Agreement (the "ACQUISITION") such that upon consummation of the Acquisition, the Purchaser will own all of the issued and outstanding capital stock of the Company.

     B. The Shareholder desires to sell and transfer to the Purchaser all his right, title and interest in and to the capital stock of the Company, all upon the terms and conditions set forth in this Agreement.

     C. As further inducement for the Purchaser and the Company to enter into this Agreement and to consummate the Acquisition, the parties have agreed to enter into an Employment Agreement, substantially in the form attached hereto as Exhibit A (the "EMPLOYMENT AGREEMENT").

     D. The Purchaser, the Company and the Shareholder desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                   PURCHASE AND SALE OF COMPANY CAPITAL STOCK

     1.1 PURCHASE AND SALE. The Purchaser hereby purchases from the Shareholder, and Shareholder hereby sells, conveys, transfers, assigns and delivers to the Purchaser, free and clear of all Liens (as defined in Section 2.11) or claims of any kind, all of the issued and outstanding shares of capital stock of the Company and/or any rights to acquire shares of the Company Capital Stock (as defined in Section 2.3) of the Company, beneficially owned or held of record and to be beneficially owned or held of record by such Shareholder such that immediately after the date hereof, the Purchaser shall be the sole record and beneficial owner of all outstanding shares and rights to acquire shares of the Company Capital Stock (the "SHARES").

     1.2 CONSIDERATION. Simultaneously with the execution hereof, the Purchaser is paying $3,000,000 in cash for the Shares as set forth below. Upon making such payment and receipt thereof by the Shareholder and the Escrow Agent, the Purchaser will become the owner of the Shares, and the Shareholder shall become the owner of the cash paid hereunder (other than cash paid into the Escrow Account) free and clear of all liens, claims and encumbrances. At the Closing, the Purchaser will pay (i) $2,000,000 in cash by wire transfer to the bank account designated by the Shareholder and (ii) $1,000,000 by wire transfer into an escrow account (the "ESCROW ACCOUNT") to be held in accordance with the terms of that certain Escrow Agreement among the Purchaser, the Shareholder and Wells Fargo Bank West, N.A. (the "ESCROW AGENT") in the form attached hereto as Exhibit B (the "ESCROW AGREEMENT").

     1.3 CLOSING. The closing of the purchase and sale of the Shares hereunder shall be held at the offices of Kronish Lieb Weiner Hellman LLP, 1114 Avenue of the Americas, New York, NY at 10:00 a.m. (Eastern Standard Time) on November 29, 2000 (the "CLOSING"), or at such other time and place upon which the Purchaser, the Company and the Shareholder shall agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

     1.4 NO FURTHER OWNERSHIP RIGHTS IN SHARES. All cash paid in respect of the surrender for exchange of the Shares in accordance with the terms hereof shall be deemed to be full satisfaction of all of the Shareholder's rights pertaining to such Shares.

     1.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the date hereof, any such further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, powers and franchises, the Purchaser, the Shareholder and the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.6 ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Acquisition shall be treated for accounting purposes as a "purchase."



                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     The Company and the Shareholder hereby jointly and severally represent and warrant to the Purchaser, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and the Shareholder to the Purchaser (the "DISCLOSURE SCHEDULE") and dated as of the date hereof, that on the date hereof, as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is an S corporation duly organized, validly existing and is in good standing under the laws of the State of New York. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification (which jurisdictions are set forth in Section 2.1 of the Disclosure Schedule) other than where a failure to be so qualified would have no Material Adverse Effect (as defined in Section 2.10(d) below) on the Company. The Company has all requisite corporate power and authority to own, lease and operate the properties owned and used by it and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any contracts to which it is bound. The Company has furnished to the Purchaser true and complete copies of its certificate of incorporation and bylaws as in effect on the date hereof. The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws.

     2.2 SUBSIDIARIES. The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other form of business entity (each, a "BUSINESS ENTITY").

     2.3 COMPANY CAPITAL STRUCTURE.

          (a) The authorized capital stock of the Company consists of 200 shares of authorized common stock, no par value per share, of which 10 shares are issued and outstanding (the "COMPANY CAPITAL STOCK"). All of the Company Capital Stock is held of record by the Shareholder. None of such shares of Company Capital Stock is subject to a repurchase right in favor of the Company. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws. Other than Company Capital Stock, the Company has no other capital stock authorized, issued or outstanding.

          (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no registration rights agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

          (c) Upon completion of the Acquisition, the Purchaser will own one hundred percent (100%) of the Company Capital Stock, free and clear of all Liens (as defined in Section 2.11) or claims of any kind.

     2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.

     2.5 NO CONFLICT. Assuming that all consents, waivers, approvals, orders, authorizations, registrations, declarations and filings have been duly made or obtained as contemplated by Section 2.6 hereof, the execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or require any consent, waiver or approval to continue to enjoy the benefits under (any such event, a "CONFLICT")
(a) any provision of the Certificate of Incorporation or Bylaws of the Company or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company, except for (a) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (b) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Section 2.6 of the Disclosure Schedule.

     2.7 FINANCIAL STATEMENTS. Section 2.7 of the Disclosure Schedule contains complete and accurate copies of: (a) the Company's unaudited balance sheet as of December 31, 1999, and December 31, 1998, and related statements of income, retained earnings, shareholders' equity and cash flows for the Company for the twelve months ended December 31, 1999, and December 31, 1998; and (b) the Company's unaudited balance sheet as of September 30, 2000 (the "MOST RECENT BALANCE SHEET") and related statements of income, retained earnings, shareholders' equity and cash flows for the Company for the nine (9) months ended September 30, 2000. The foregoing financial statements (the "FINANCIAL STATEMENTS") are correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied by the Company on a consistent basis throughout the periods and fairly present the financial condition, results of operations and cash flows of the Company, as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company; provided, however, that the unaudited Financial Statements are subject to normal recurring adjustments and do not contain footnotes.

     2.8 ACCOUNTS RECEIVABLE. Except as set forth in Section 2.8 of the Disclosure Schedule, all accounts receivable shown on the Most Recent Balance Sheet (net of reserves indicated on the Most Recent Balance Sheet) or thereafter acquired until the Closing Date (net of reserves accrued in the normal course of business and consistent with past practice) arose and are collectible within 90 days from the date recorded, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. None of the receivables of the Company is subject to any claim of offset, recoupment, set off, or counterclaim, and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Company of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     2.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Most Recent Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since September 30, 2000, in either case which amounts do not exceed $10,000 in the aggregate.

     2.10 NO CHANGES. Except as set forth in Section 2.10 of the Disclosure Schedule, since September 30, 2000, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or the Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $5,000 individually or $10,000 in the aggregate;

          (d) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company. ("MATERIAL ADVERSE EFFECT" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations, capitalization or prospects of the Company);

          (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than required by GAAP;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound;

          (k) sale, lease, license or other disposition of any of the material assets or properties of the Company or any creation of any security interest in such assets or properties;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and not exceeding $5,000 individually or $10,000 in the aggregate, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (n) commencement or notice or threat of any lawsuit or to the Company's or the Shareholder's knowledge, proceeding, audit or investigation against the Company or any reasonable basis for a lawsuit;

          (o) written notice of any claim or potential claim of ownership by any person other than the Company of any of the Company Intellectual Property (as defined in Section 2.14 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.14 hereof);

          (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (q) (i) sale by the Company of any Company Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) the purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity, or
(iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (r) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company;

          (s) any creation or other occurrence by the Company of any Lien (as defined in Section 2.11) on any asset other than in the ordinary course of business consistent with past practices; or

          (t) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     2.11 TAX MATTERS.

          (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.


          (b) Tax Returns and Audits.

               (i) The Company as of the Closing will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Closing: (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Most Recent Balance Sheet all Taxes attributable to the periods covered by the Most Recent Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Most Recent Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to the Purchaser or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor the Shareholder has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.


               (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

               (xv) The Company files its income Tax Returns on the accrual basis.

          (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party as of the dates hereof, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

          (d) Status as an S Corporation The Company is an S corporation within the meaning of Section 1361 of the Code since January 1, 1996 and the Company will be an S corporation up to and including the day before the Closing Date.

     2.12 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.13 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT

          (a) The Company does not own any real property and has never owned any real property. Section 2.13(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or to the Company's actual knowledge any existing default (or event which with notice or lapse of time, or both, would constitute a default) by the landlord.

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Most Recent Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

          (c) Section 2.13(c) of the Disclosure Schedule lists all items of equipment with a value of at least $500 (the "EQUIPMENT") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has not sold or otherwise released for distribution any of its customer files relating to the Company's current and former customers (the "CUSTOMER INFORMATION"). To the Company's and the Shareholder's knowledge, no person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     2.14 INTELLECTUAL PROPERTY.

          (a) The Company owns, is licensed or otherwise possesses, the legally enforceable right to use, all Intellectual Property (as defined below in this Section) used in the operation of the business of the Company as presently conducted or necessary for the operation of the business of the Company as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the Business at any time during the respective periods covered by the Financial Statements will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the actual knowledge of the Company and the Shareholder, no other person or Business Entity has any rights to any of the Intellectual Property owned by the Company, and no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names ("TRADEMARKS") and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation (excluding computer software, data and documentation purchased or licensed by the Company from persons who are not Affiliates (as defined below in this Section) of the Company and who generally offer such computer software, data and documentation for sale or license to the public), (v) trade secrets, confidential and proprietary business information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists, and whether patentable or unpatentable and whether or not reduced to practice, know how and research and development information,
(vi) other proprietary rights relating to any of the foregoing, and (vii) copies and tangible embodiments thereof. For purposes of this Agreement, "AFFILIATE" shall mean (i) in the case of an individual, (A) the individual, (B) the individual's spouse, (C) the members of the immediate family of the individual (including parents, siblings and children) and (D) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (ii) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity.

          (b) To the knowledge of the Company and the Shareholder, none of the activities or businesses conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Company has not received any complaint, claim or written notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company and the Shareholder, there is no basis for any such complaint, claim or notice.

          (c) Section 2.14(c) of the Disclosure Schedule identifies each (i) patent, Trademark and registered copyright that has been issued to the Company,
(ii) pending patent application or application for Trademark or copyright registration that has been made by the Company, and (iii) license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Purchaser correct and complete copies of all such patents, Trademarks, registered copyrights, patent applications, applications for Trademarks and copyright registrations, and licenses and agreements (as amended to date), and has specifically identified and made available to the Purchaser correct and complete copies of all other written documentation, if any, evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each item of Intellectual Property that the Company owns:

               (i) subject to such rights as have been granted by the Company under license agreements entered into in the ordinary course of business, the Company possesses all right, title and interest in and to such item;

               (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

               (iii) the Company has not agreed to indemnify any person or Business Entity from or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Section 2.14(d) of the Disclosure Schedule identifies each patent, Trademark, registered copyright, software and documentation (other than off-the-shelf commercially available software and documentation with a purchase price or license fee of less than $10,000) owned by a party other than the Company used in the operation of its business at any time during the period covered by the Financial Statements, or that the Company has currently licensed or arranged to be used in the future. The Company has supplied the Purchaser with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) related to such items listed on Section 2.14(d) of the Disclosure Schedule. With respect to each such item:

               (i) to the Shareholder's and the Company's actual knowledge, the license, sublicense or other agreement covering such item is legal, valid and binding, and enforceable by the Company and in full force and effect;

               (ii) to the Shareholder's and the Company's actual knowledge, such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii) the Company and, to the Shareholder's and the Company's actual knowledge, any other party to such license, sublicense or other agreement are not in breach or default, and to the Shareholder's and the Company's knowledge no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iv) to the Shareholder's and the Company's actual knowledge, the underlying item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

               (v) the Company has not agreed to indemnify any person or Business Entity from or against any interference, infringement, misappropriation or other conflict with respect to such item; and

               (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

     2.15 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on Section 2.15(a) of the Disclosure Schedule, the Company does not have, is not a party to and is not bound by:

          (a) any collective bargaining agreements;

          (b) any employment, consulting or non-competition agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors;

          (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

          (d) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

          (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, or under which payments are required to be made by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (f) any fidelity or surety bond or completion bond;

          (g) any lease (whether of real or personal property) having a value individually in excess of $10,000;

          (h) any agreement of indemnification or guaranty, except for indemnification or guarantees provided in the ordinary course of business in connection with the provision of the Company's services or sale of the Company's products;

          (i) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (j) any agreement relating to capital expenditures and involving future payments in excess of $10,000;

          (k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

          (m) any purchase order or contract involving the expenditure by the Company of $10,000 or more for the Company's products or $10,000 or more or otherwise;

          (n) any construction contracts;

          (o) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;


          (p) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source code license or option or other right to use or acquire source code, including any agreements which provide for source code escrow arrangements;

          (q) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity;

          (r) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

          (s) any settlement agreement entered into since the Company's initial incorporation; or

          (t) any other agreement that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Section 2.15(b) of the Disclosure Schedule, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Section 2.15(a) of the Disclosure Schedule (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is a valid and binding agreement of the Company and is in full force and effect and, except as otherwise disclosed in
Section 2.15(b) of the Disclosure Schedule, is not subject to any default thereunder of which the Company has actual knowledge by any party obligated to the Company pursuant thereto. True and complete copies of each such Contract have been delivered to the Purchaser.

     2.16 INTERESTED PARTY TRANSACTIONS. Except as set forth on Section 2.16 of the Disclosure Schedule, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended (the "SECURITIES ACT")) of the Company (nor any member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity which furnished or sold, or furnishes or sells, the same or similar services or products as those which the Company furnishes or sells, or proposes to furnish or sell, or
(b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (c) a beneficial interest in any contract or agreement set forth in Section 2.15(a) of the Disclosure Schedule; provided, that ownership of less than five percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.16. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any member of the immediate family of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). The Shareholder has not agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company except as contemplated by this Agreement.

     2.17 COMPLIANCE WITH LAWS. The Company is not in conflict with, or in default or violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company, threatened against the Company or any of its officers, directors or employees, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

     2.18 LITIGATION. There is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. Section 2.18 of the Disclosure Schedule sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. The Company has not received any written notice of and has no reason to believe that any Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.19 MINUTE BOOKS. The minute books of the Company made available to the Purchaser are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.20 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or the Shareholder, except those executed by the Shareholder for estate planning purposes that do not affect the transactions contemplated hereby.

     2.21 INSURANCE. Section 2.21 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years. To the actual knowledge of the Shareholder and the Company, except as set forth in Section 2.21 of the Disclosure Schedule, each such in force insurance policy is enforceable and in full force and effect and will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy. The Company has not received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such in force policy in general. Section 2.21 of the Disclosure Schedule also identifies all claims asserted by the Company since its inception pursuant to any insurance policy and describes the nature and status of each such claim. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. To the knowledge of the Shareholder and the Company, the Company is covered by insurance in scope and amount that is reasonable given the nature of the Business. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.22 WARRANTY. No product or service manufactured, sold, leased, licensed, delivered or otherwise provided by the Company is subject to any Company-provided guaranty, warranty, right of return or other indemnity other than as set forth in the Contracts.

     2.23 EMPLOYEES.

          (a) Section 2.23 of the Disclosure Schedule contains a list of all employees of the Company, along with the position, date of hire, the annual rate of compensation (or with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), number of accrued vacation days as of the Closing Date, and estimated or target annual incentive compensation of each such person. The Company's standard form of all employment agreements, non-competition agreements and contracts listed in Section 2.15 of the Disclosure Schedule pursuant to Section 2.15(b) and a list of all parties thereto have been delivered to the Purchaser by the Company. To the Shareholder's and the Company's actual knowledge, no key employee or group of employees (other than billable consultants whose project term may conclude in accordance with the Company's Consulting Employee Agreement (previously provided to the Purchaser) or Independent Contractor Agreement (previously provided to the Purchaser) with such consultants) has any plans to terminate their employment with the Company immediately upon or shortly after the Closing. The Shareholder is reasonably certain that substantially all billable consultants will agree to remain employees or subcontractors of the Company after the Closing on the same terms and conditions that currently apply.

          (b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. No organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

          (c) Neither the Company nor any director, officer or, to the Company's and the Shareholder's actual knowledge, other key employee of the Company, the Shareholder or any

Affiliate of any of them, owns, directly or indirectly, individually or collectively, any interest in any Business Entity which is in a business similar or competitive to the Business or which has any existing contractual relationship with the Company not otherwise disclosed in this Agreement.

          (d) For purposes of this Agreement, the term "EMPLOYEE" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Company (each of whom shall be so identified in Section 2.23 of the Disclosure Schedule).

     2.24 EMPLOYEE BENEFITS.

          (a) Section 2.24(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company. For purposes of this Agreement, "EMPLOYEE BENEFIT PLAN" means any written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation, pension benefits, insurance coverage, severance benefits, vision care, drug benefits, sick leave, vacation benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
(ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions,
(iv) any annual reports filed with Governmental Entities for the last five (5) plan years for each Employee Benefit Plan, and (v) any actuarial reports have been delivered to the Purchaser. Each Employee Benefit Plan has been administered in accordance with its terms, and the Company has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto required to be made at or prior to the Closing Date. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of laws and the regulations thereunder, except with respect to any plan amendments which may be required under currently applicable law but which may be hereinafter lawfully adopted with retroactive effect.

          (b) To the Shareholder's knowledge, there are no pending investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders).

          (c) All the Employee Benefit Plans that are intended to be qualified are qualified and the plans and the trusts related thereto are exempt from federal income taxes and no such Employee Benefit Plan has been amended, and no act or omission has occurred, that would materially adversely affect its qualification or increase its cost.

          (d) Except for the Employee Benefit Plans set forth in Section 2.24 of the Disclosure Schedule, the Company has never maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (e) At no time has the Company been obligated to contribute to any multiemployer plan.

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under applicable law and insurance conversion privileges under applicable law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company that would subject the Company to any material fine, penalty, tax or liability of any kind.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a voluntary employees beneficiary association.

          (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (j) Section 2.24(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; and (ii) agreement or plan binding the Company, including without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accrual for vacation expense is accounted for on the Most Recent Balance Sheet and is adequate and properly reflect the expense associated therewith in accordance with GAAP applied by the Company on a consistent basis with past-practice.

     2.25 ENVIRONMENTAL MATTERS.

          (a) Other than customary office waste, the Company does not now and has never engaged in the treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste, and the Company does not now and has never arranged for the disposal, at any third party owned sites, any industrial, toxic or hazardous substances or solid or hazardous waste. The Company has obtained, and is in material compliance with, all permits required under any Environmental Law applicable to its operations, which permits are set forth in Section 2.25(a) of the Disclosure Schedule. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state, province or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

          (b) There have been no releases of any Materials of Environmental Concern (as defined below) by the Company into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company while such parcel or facility was owned, leased, operated or controlled by the Company, or, to the Shareholder's or the Company's actual knowledge, while such parcel or facility was owned, leased, operated or controlled by a third party. The Shareholder and the Company are not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company and could reasonably result in any liability to the Company. For purposes of this Agreement, "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 2.25(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has in its possession. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Purchaser.

     2.26 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Neither the Shareholder nor an Affiliate of the Company or the Shareholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company or (c) owes any money to or is owed money by the Company.

     2.27 ABSENCE OF BROKER OR FINDER; NO BROKER OR FINDER FEES. Except as set forth in Section 2.27 of the Disclosure Schedule, no person or Business Entity is acting or has acted for the Company or the Shareholder as broker or finder in connection with the transactions contemplated by this Agreement. In addition, except as set forth in Section 2.27 of the Disclosure Schedule, the Company has not engaged any brokers, finders or agents, and the Purchaser has not, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. In the event that the preceding two sentences are in any way inaccurate, the Company hereby agrees to indemnify and hold harmless the Purchaser from any liability for any such commission or compensation in the nature of a brokerage or finder's fee or agent's commission (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible.

     2.28 CUSTOMERS AND SUPPLIERS. Except as set forth in Section 2.28 of the Disclosure Schedule, to the Company's and the Shareholder's knowledge, the Company has satisfactory relations with its customers, and none of such customers has notified the Company that it intends to discontinue or limit its relationship with the Company. Section 2.28 of the Disclosure Schedule lists each customer of the Company during the last full fiscal year and the interim period through the date of the Most Recent Balance Sheet and the amount of revenues accounted for by such customer during each such periods.

     2.29 PREPAYMENTS, PREBILLED INVOICES AND DEPOSITS.

          (a) Section 2.29(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company as of the date of this Agreement from customers for products to be shipped, or services to be performed after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with past practice.

          (b) Section 2.29(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company as of the date of this Agreement for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and
(ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid,
(B) the date made or paid, (C) the products and/or services to be delivered, and
(D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with past practices.

     2.30 BANKING FACILITIES. Section 2.30 of the Disclosure Schedule identifies:

          (a) each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

          (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto.

     2.31 NO EXPROPRIATION. No property or assets of the Company have been taken or expropriated by any federal, state, municipal or other authority nor, has any notice or proceeding in respect thereof been given or commenced, nor is the Company or Shareholder aware of any intent or proposal to give any such notice or commence any such proceedings.

     2.32 FEES AND EXPENSES. The Company has not paid, will not pay and is not obligated to pay any costs or expenses of attorneys, accountants, brokers and financial advisors representing it or the Shareholder in connection with the transactions contemplated hereby.

     2.33 DISCLOSURE. To the Shareholder's and the Company's knowledge, the Shareholder has disclosed to the Purchaser all material information relating to the Company's business, and has not intentionally concealed or omitted any such material information. None of the documents or information delivered to the Purchaser in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The cash flow projections through April 13, 2001 provided by the Company to the Purchaser were prepared in good faith in the ordinary course of business consistent with the Shareholder's past practice and are based upon reasonable assumptions, and neither the Company nor the Shareholder is aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder represents and warrants to the Purchaser, subject to such exceptions as are specifically disclosed in the Disclosure Schedule, as follows:

     3.1 OWNERSHIP OF SHARES. The Shareholder is the sole record and beneficial owner of all of the Shares and all of the Shares are to be sold pursuant to this Agreement. The Shares are not subject to any Liens or to any rights of first refusal of any kind, and the Shareholder has not granted any rights to purchase the Shares to any other person or entity. The Shareholder has the sole right to transfer the Shares to the Purchaser. The Shares constitute all of Company Capital Stock owned, beneficially or of record, by the Shareholder, and the Shareholder has no options, warrants or other rights to acquire Company Capital Stock. Upon the consummation of the transactions contemplated hereby, the Purchaser will receive good title to such Shares, subject to no Liens retained, granted or permitted by the Shareholder or the Company. The Shareholder has not engaged in any sale or other transfer of any Company Capital Stock in contemplation of the Acquisition.

     3.2 TAX MATTERS. The Shareholder has had an opportunity to review with its own tax advisors the tax consequences to the Shareholder of the Acquisition and the other transactions contemplated by this Agreement. The Shareholder understands that it must rely solely on its advisors and not on any statements or representations by the Purchaser, the Company or any of their agents. The Shareholder understands that he (and not the Purchaser or the Company) shall be responsible for his or her own tax liability that may arise as a result of the Acquisition or the other transactions contemplated by this Agreement.

     3.3 ABSENCE OF CLAIMS BY SHAREHOLDER. Except as set forth in Section 3.3 of the Disclosure Schedule, the Shareholder does not have any claim against the Company, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law (other than for accrued compensation and other employee benefits that have been disclosed to the Purchaser in Section 3.3 in the Disclosure Schedule and other than with respect to any rights to indemnification that the Shareholder may now or hereafter be entitled to under the Company's Certificate of Incorporation or Bylaws).

     3.4 AUTHORITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.

     3.5 NO CONFLICT. The execution and delivery by the Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Shareholder or any of his properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or his properties or assets.

     3.6 BROKERS OR FINDERS FEES. Except as set forth in Section 2.27 of the Disclosure Schedule, the Shareholder has not engaged any brokers, finders or agents, and the Purchaser has not, and will not occur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. In the event that the preceding sentence is in any way inaccurate, the Shareholder hereby agrees to indemnify and hold harmless the Purchaser from any liability for any such commission or compensation in the nature of a brokerage or finder's fee or agent's commission (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company and to the Shareholder as follows:

     4.1 ORGANIZATION OF PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

     4.2 AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.

     4.3 SEC FILINGS. The Purchaser has filed all forms, reports and documents required to be filed by the Purchaser with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Purchaser may file subsequent to the date hereof until the Closing) are referred to herein as the "PURCHASER SEC REPORTS;" provided, that, any Purchaser SEC Report shall be deemed to include all amendments to such report through the Closing Date. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Purchaser SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.4 NO CONFLICT. Assuming that all consents, waivers, approvals, orders, authorizations, registrations, declarations and filings have been duly made or obtained as contemplated by Section 4.3 hereof, the execution and delivery of this Agreement by the Purchaser does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or require any consent, waiver or approval to continue to enjoy the benefits under (any such event, a "CONFLICT") (a) any provision of the Certificate of Incorporation or Bylaws of the Purchaser or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets.

     4.5 LITIGATION. There is no action, suit or proceeding of any nature pending or, to the Purchaser's knowledge, threatened against the Purchaser, its properties or any of its officers, directors or employees, nor, to the knowledge of the Purchaser, is there any reasonable basis therefor. The Purchaser has not received any written notice of and has no reason to believe that any Governmental Entity has at any time challenged or questioned the legal right of the Purchaser to conduct its operations as presently or previously conducted.

     4.6 BROKERS' AND FINDERS' FEES. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. In the event that the preceding sentence is in any way inaccurate, the Purchaser hereby agrees to indemnify and hold harmless the Shareholder from any liability for any such commission or compensation in the nature of a brokerage or finder's fee or agent's commission (and the costs and expenses of defending against such liability or asserted liability) for which such Shareholder is responsible.

                                   ARTICLE V

                                CLOSING DOCUMENTS

     5.1 DOCUMENTS DELIVERED BY THE COMPANY AND THE SHAREHOLDER AT CLOSING. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the condition that the Company and Shareholder deliver or cause to be delivered at the Closing the following documents to the
Purchaser:

          (a) certificates for the Shares, duly endorsed to the Purchaser for transfer, or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto;

          (b) the Escrow Agreement, duly executed by the Shareholder and the Escrow Agent;

          (c) a resignation letter, effective as of the date hereof, executed by each director and officer of the Company;

          (d) a good standing certificate regarding the good standing of the Company in the State of New York dated within 5 days of the Closing, and equivalent certificates (dated within 10 days of the date hereof) from each jurisdiction in which the Company is qualified to do business;

          (e) the Employment Agreement, substantially in the form attached hereto as Exhibit A, duly executed by the Shareholder;

          (f) a legal opinion from Kronish Lieb Weiner & Hellman LLP, counsel to the Company and the Shareholder, substantially in form attached hereto as Exhibit C; and

          (g) all other documents, certificates, instruments or writings reasonably required by Purchaser to be delivered by the Company or the Shareholder concurrently herewith in order to consummate the transactions contemplated by this Agreement.

5.2 DOCUMENTS DELIVERED BY THE
PURCHASER AT CLOSING. The obligation of the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the condition that the Purchaser deliver at the Closing the following documents to the
Shareholder:

          (a) a good standing certificate of the Purchaser dated within 10 days of the date hereof regarding the good standing of the Purchaser in the State of Delaware;

          (b) the Escrow Agreement, duly executed by the Purchaser;

          (c) a certificate of the corporate secretary of the Purchaser certifying the resolutions adopted by the Purchaser's Board of Directors with respect to this Agreement and the incumbency of the officers of the Purchaser;

          (d) the Employment Agreement, duly executed by the Purchaser; and

          (e) all other documents, certificates or writings required to be delivered by the Purchaser concurrently herewith in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATION AND WARRANTIES

     6.1 INDEMNIFICATION OF THE PURCHASER.

          (a) After the Closing, and subject to the provisions of this Section
6.1 and Sections 6.2 and 6.6 below, the Shareholder will indemnify and hold the Purchaser and its Affiliates, officers, directors and employees harmless from and against any and all claims, liabilities, damages, losses, deficiencies (to the extent that such deficiency results in an actual cash payment) and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of suit) (individually a "LOSS" and collectively "LOSSES") arising out of:
(i) any breach or default of any of the representations and warranties made by or on behalf of the Shareholder in this Agreement; (ii) any breach or default by the Shareholder of any covenant or agreement contained in this Agreement; and
(iii) recovery against the Company for any workers compensation claims currently pending against the Company in excess of the Company's workers' compensation insurance. As partial security for the indemnity provided in this Section 6.1(a), the Purchaser shall have the right to make claims against the Escrow Account in accordance with the provisions of the Escrow Agreement. In addition, the Purchaser may seek indemnification for Losses directly from the Shareholder in the manner and to the extent provided in Sections 6.5 and 6.6; provided, however, that so long as the Escrow Account has not been depleted or released to the Shareholder, the Purchaser shall first make any claim for Losses against the Escrow Account.

          (b) All claims for Losses specified in this Section 6.1(a) must be made within the survival periods specified in Section 6.2, below, and must specify in reasonable detail the factual basis of the claim.


     6.2 SURVIVAL. The Purchaser's right to assert claims for Losses under this
Section 6.1(a) will survive the Closing and the consummation of the transactions contemplated hereby, until the first anniversary of the date of this Agreement, except for claims for Losses relating to the following:

          (a) Fraud or intentional misrepresentation by the Shareholder, and any breach of the representations and warranties contained in Section 2.3 (regarding capitalization), Section 2.28 (regarding brokers or finders), Section 2.33 (regarding fees and expenses), or Section 3.1 (regarding the Shares), any of which may be brought forever; and

          (b) A breach of the representations and warranties contained in
Section 2.11 (regarding tax matters) or Section 2.13 (regarding title to properties) which may be brought until 90 days after the expiration of the applicable statute of limitations.

     With regard to the claims described in this Section 6.2, the survival periods set forth in this Section 6.2 shall govern, and the parties agree that statutes of limitations otherwise applicable to such claims shall not apply to such claims.

     6.3 INDEMNIFICATION OF SHAREHOLDER.

          (a) After the Closing, and subject to the provisions of this Section
6.3 and Sections 6.4 and 6.6 below, the Purchaser will indemnify and hold the Shareholder harmless from and against any and all Losses arising out of: (i) any breach or default of any of the representations and warranties made by or on behalf of the Purchaser in this Agreement; and (ii) any breach or default by the Purchaser of any covenant or agreement contained in this Agreement.

          (b) All claims for Losses specified in Section 6.3(a) must be made within the survival periods specified in Section 6.4, below, and must specify in reasonable detail the factual basis of the claim.

          6.4 SURVIVAL(a) . The Shareholder's right to assert claims for Losses under Section 6.3(a) will survive the Closing and the consummation of the transactions contemplated hereby, until the first anniversary of the date of this Agreement, except for claims for Losses relating to fraud or intentional misrepresentation by the Purchaser, which may be brought forever. With regard to the claims described in this Section 6.4, the survival periods set forth in this Section 6.4 shall govern, and the parties agree that statutes of limitations otherwise applicable to such claims shall not apply to such claims.

     6.5 METHOD OF ASSERTING CLAIMS RELATING TO THIRD PARTY ACTIONS.

          (a) The person entitled to indemnification pursuant to Section 6.1 or
Section 6.3 (an "INDEMNIFIED PERSON") shall give prompt written notification to the Shareholder or the Purchaser, as applicable (the "INDEMNIFYING PERSON") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification may be sought pursuant to Section 6.1 or Section 6.3, as the case may be; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person of any liability or obligation hereunder except to the extent of any damage, liability or actual prejudice caused by or arising out of such delay.

          (b) Within 15 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided (i) the Indemnifying Person acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Losses for which the Indemnified Person shall be entitled to indemnification pursuant to
Section 6.1 or Section 6.3, as the case may be, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Person and its subsidiaries, if applicable, taken as a whole, or the business, operations or future conduct of the Indemnified Person and its subsidiaries, if applicable, taken as a whole.

          (c) If the Indemnifying Person does not so assume or is not entitled to assume control of such defense, the Indemnified Person shall control such defense, and the Indemnifying Person may in good faith dispute whether the Indemnifying Person is obliged to indemnify for any Losses pursuant to Section
6.1 or Section 6.3, as the case may be. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense but in the reasonable opinion of counsel the Indemnifying Person and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, such that separate representation is advisable, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Losses" for purposes of this Agreement.

          (d) The party conducting the defense of such action, suit or proceeding shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which shall not be unreasonably withheld or delayed.

          (e) The Indemnifying Person shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding with respect to which they have assumed the defense thereof without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Person for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Person).

     6.6 LIMITATIONS

          (a) In the case of Losses covered by Section 6.1:

               (i) Except for Losses arising out of fraud or intentional misrepresentation by the Shareholder, or any breach of the representations and warranties contained in Section 2.3 (regarding capitalization), Section 2.28 (regarding brokers or finders), Section 2.33 (regarding fees and expenses) or
Section 3.1 (regarding the Shares), the Indemnified Person shall not be entitled to indemnification under Section 6.1 except to the extent that the aggregate Losses exceed $50,000 (the "BASKET").

               (ii) Except for Losses arising out of fraud or intentional misrepresentation by the Shareholder, or any breach of the representations and warranties contained in Section 2.3 (regarding capitalization), Section 2.11 (regarding tax matters), Section 2.28 (regarding brokers or finders), Section
2.33 (regarding fees and expenses) or Section 3.1 (regarding the Shares), the Purchaser shall not be entitled to indemnification under Section 6.1 for aggregate Losses in excess of the Indemnity Cap. For the purpose of this Section 6.6, "INDEMNITY CAP" shall mean (i) $3,000,000, (ii) in the event that Shareholder has already received the First Escrow Amount (as defined in the Escrow Agreement), $2,500,000 or (iii) in the event that Shareholder has forfeited the entire Escrow Amount pursuant to the Escrow Agreement entirely as a result of either the termination of Shareholder's employment with Purchaser for Cause (as defined in the Employment Agreement) or Shareholder's voluntary termination of his employment with Purchaser without Good Reason (as defined in the Employment Agreement), $2,000,000.

               (iii) With respect to Losses arising out of fraud or intentional misrepresentation by the Shareholder, or any breach of the representations and warranties contained in Section 2.3 (regarding capitalization), Section 2.28 (regarding brokers or finders), Section 2.33 (regarding fees and expenses) or
Section 3.1 (regarding the Shares), the Indemnified Person shall be entitled to indemnification under Section 6.1 for any amount of Losses and without regard to the Indemnity Cap or the Basket. With respect to Losses arising out of any breach of the representations and warranties contained in Section 2.11 (regarding tax matters), Section 2.13 (regarding title to properties) or Section
2.14 (regarding intellectual property), the Indemnified Person shall be entitled to indemnification under Section 6.1 for an amount of Losses subject to the Basket, but not subject to the Indemnity Cap.

          (b) In the case of Losses covered by Section 6.3:

               (i) Except for Losses arising out of fraud or intentional misrepresentation by the Purchaser, the Shareholder shall not be entitled to indemnification under Section 6.3 for aggregate Losses (x) except to the extent that aggregate Losses exceed the Basket, and (y) in excess of the Indemnity Cap.
(ii) With respect to Losses arising out of fraud or intentional misrepresentation by the Purchaser, the Shareholder shall be entitled to indemnification under Section 6.3 for any amount of Losses and without regard to the Indemnity Cap or the Basket.

          (c) The parties agree that any indemnification provided under this
Article VI is not to be deemed insurance (whether primary or excess or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage. In addition, there will be no multiple recoveries for any Loss. There shall be deducted from the amount of any indemnifiable Loss, any actual Tax benefit realized by the Indemnified Person.

                                  ARTICLE VII

                                  MISCELLANEOUS

     7.1 POST-CLOSING TAX MATTERS. Each of the Purchaser and the Shareholder shall cooperate in the preparation of all Tax Returns for any tax periods for which the other party could reasonably require its assistance in obtaining any necessary information. All reasonable expenses of the Shareholder in discharging these obligations shall be borne by the Company.

     7.2 PRESS RELEASES AND ANNOUNCEMENTS. On or shortly after the Closing Date, the Purchaser may issue a press release relating to the subject matter of this Agreement. Thereafter, all public disclosure regarding the subject matter of this Agreement shall be made by the Purchaser, and no such public disclosure shall be made by the Company or the Shareholder without the Purchaser's prior written consent.

     7.3 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective heirs, successors and permitted assigns.

     7.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, constitute the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     7.5 CERTAIN DEFINITION. With respect to the transactions contemplated by this Agreement, no act shall be considered a "fraud" or "fraudulent" unless actual intent to deceive is established along with the other elements required under Delaware law.

     7.6 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

     7.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. 7.8 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered (i) three
(3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when received if it is sent by facsimile communication during normal business hours on a business day or one
(1) business day after it is sent by facsimile and received if sent other than during business hours on a business day, (iii) one (1) business day after it is sent via a reputable overnight courier service, or (iv) when received if it is delivered by hand, in each case to the intended recipient as set forth below:

   If to the Shareholder:                Copy to:
   Alan Hochman                          Renee Schwartz, Esq.
   35 West 81st Street                   Kronish, Lieb, Weiner & Hellman LLP
   Apt. 4A                               1114 Avenue of the Americas
   New York, NY 10024                    New York, NY 10036-7798
   (212) 580-4784                        Tel (212) 479-6198
                                         Fax (212) 479-6275

   If to the Purchaser:                  Copy to:

   Gary Scherping                        Arthur Schneiderman, Esq.
   Xcare.net, Inc.                       Wilson Sonsini Goodrich & Rosati
   6400 S. Fiddlers Green Circle         Professional Corporation
   Suite 1400                            650 Page Mill Road
   Englewood, CO 80111                   Palo Alto, CA 94304
                                         Tel (650) 493-9300
                                         Fax (650) 496-6811


     Any party may change the address to which notices, requests, demands, claims or other communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section.

     7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     7.11 ARBITRATION OF DISPUTES VENUE. All disputes arising out of or related to this Agreement or the transactions contemplated hereby shall be adjudicated exclusively through final and binding arbitration before a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall take place in New York County, New York. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, and other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings and awards. The award of the arbitrators shall be enforceable under any applicable law. The arbitrators may award damages and/or injunctive relief, but in no event shall the arbitrators have the authority to award punitive or exemplary damages. Notwithstanding the above, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice has been given, the arbitrators will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

     7.12 AMENDMENTS AND WAIVERS. The parties may mutually amend any provision of this Agreement at any time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.13 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.14 EXPENSES. The Purchaser will pay in connection with the transactions contemplated herein, the fees and out-of-pocket expenses incurred by the Shareholder, such fees and expenses not to exceed $30,000 in the aggregate. Except as set forth in the preceding sentence, the Shareholder, and not the Company, shall bear all costs and expenses of its and the Company's attorneys, accountants, brokers and financial advisors representing the Shareholder or the Company in connection with the transactions contemplated hereby. The Purchaser shall bear the cost and expense of its own attorneys, accountants and financial advisors representing the Purchaser in connection with the transactions contemplated hereby.

     7.15 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     7.16 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first above written.

                                    PURCHASER

                                    XCARE.NET, INC.



                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------
                                    Company:
                                             -----------------------------------




                                    COMPANY

                                    INTEGRATED MEDIA, INC.



                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------




                                    SHAREHOLDER


                                    Alan Hochman